Exhibit 4

JOINT FILING AGREEMENT

Dr. Hans-Peter Wild, WILD Flavors, Inc., a Delaware corporation, WILD Affiliated Holdings, Inc., a Nevada corporation, and WILD Flavors GmbH, a Swiss corporation, each hereby agree, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of common stock of Sunwin Stevia International, Inc. is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned hereby executes this Agreement as of the date set forth below.

Dated: August 30, 2012

/s/ Jan-Michael Clauss, attorney in fact for Dr. Hans-Peter Wild
Signature

Dr. Hans-Peter Wild
Name

WILD FLAVORS, INC.

By:	/s/ Louis Proietti
Louis Proietti, General Counsel

WILD AFFILIATED HOLDINGS, INC.

By:	/s/ Louis Proietti
Louis Proietti, General Counsel

WILD FLAVORS GMBH

By:	/s/ Jan-Michael Clauss
Jan-Michael Clauss, General Counsel